                                                                   EXHIBIT 2.5

                             CONTRIBUTION AGREEMENT


         This CONTRIBUTION AGREEMENT ("AGREEMENT") is entered into as of December 7, 1999 among THE TITAN CORPORATION a Delaware corporation ("Titan"), CAYENTA.COM, INC., a Delaware corporation ("Company"), GENE RAY, an individual, and TRANSNATIONAL PARTNERS II, LLC, a limited liability company ("TNP") (Titan, Gene Ray and TNP shall sometimes be referred to herein individually as a "CONTRIBUTOR" and collectively as the "CONTRIBUTORS").

         WHEREAS, Titan, Gene Ray and TNP have agreed to form the Company in order to transfer certain assets and property of Titan now used in connection with the business of Cayenta.com, Inc. (which shall change its name to Cayenta Operating Company prior to the Closing) to the Company in exchange for shares of capital stock of the Company and in order to facilitate the concurrent acquisition of certain shares of Assist Cornerstone Technologies, Inc. ("ASSIST");

         WHEREAS, Titan desires to contribute and assign to the Company all right, title and interest in and to those assets listed on Exhibit A hereto in exchange for an aggregate of 10,000,000 shares of Class B Common Stock of the Company (the "CLASS B SHARES") (the rights, preferences and privileges of which are as set forth in the Certificate of Incorporation of the Company attached hereto as Exhibit D) pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "CODE");

         WHEREAS, Gene Ray desires to contribute to the Company the property listed on Exhibit B hereto in exchange for an aggregate of 50,000 shares of Class A Common Stock of the Company (the "CLASS A SHARES") pursuant to
Section 351 of the Code;

         WHEREAS, TNP desires to contribute to the Company the property listed on Exhibit C hereto in exchange for an aggregate of 2,345,000 Series A Preferred Stock of the Company (the "PREFERRED SHARES," together with the Class A Shares and Class B Shares, the "SHARES") pursuant to Section 351 of the Code;

         WHEREAS, concurrent with the execution of this Agreement, the Company, Cayenta Operating Company, Titan and the shareholders of Assist shall enter into a Stock Exchange and Stock Purchase Agreement ("Exchange Agreement"), together with the exhibits thereto, including the Investor Rights Agreement (collectively, the "RELATED AGREEMENTS");

         WHEREAS, the contributions pursuant to this Agreement and the exchange pursuant to the Agreement are part of a plan under Section 351 of the Internal Revenue Code of 1986, as amended, and are intended to close concurrently; and

         WHEREAS, the parties desire to enter into this Agreement with respect to the assets and property being contributed and assigned to the Company by Titan, Gene Ray and TNP and the Company desires to accept such contribution and assignment, on the terms set forth in this Agreement.

                                     1.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

1.       CONTRIBUTION OF ASSETS; ASSUMPTION OF LIABILITIES

         1.1 CONTRIBUTION OF ASSETS BY TITAN. At the Closing, Titan shall grant, sell, convey, transfer, assign, release and deliver to the Company all right, title and interest in and to the assets set forth on Exhibit A hereto, to have and hold the same unto itself, its successors and assigns forever, and the Company shall accept such grant, sale, conveyance, etc.

         1.2 ASSUMPTION OF LIABILITIES BY THE COMPANY. At the Closing, Titan shall transfer, assign and delegate to the Company all of the liabilities set forth on Exhibit A hereto (the "LIABILITIES"), and the Company shall accept such transfer, assignment and delegation and assume and undertake to become liable for such Liabilities and agree to faithfully pay, perform and discharge such Liabilities when due. The Company further agrees that it shall indemnify, defend and hold harmless Titan, its affiliates, agents, officers, directors and employees from and against any and all losses, damages, liabilities expenses, costs, assessments and taxes (including, without limitation, interest, penalties and attorneys' fees) arising from or in connection with any debts, liabilities, obligations or contracts assumed under this Agreement.

         1.3 CONTRIBUTION OF ASSETS BY GENE RAY. At the Closing, Gene Ray shall grant, sell, convey, transfer, assign, release and deliver to the Company all right, title and interest in and to the assets set forth on Exhibit B hereto, to have and hold the same unto itself, its successors and assigns forever, and the Company shall accept such grant, sale, conveyance, etc.

         1.4 CONTRIBUTION OF ASSETS BY TNP. At the Closing, TNP shall grant, sell, convey, transfer, assign, release and deliver to the Company all right, title and interest in and to the assets set forth on Exhibit C hereto, to have and hold the same unto itself, its successors and assigns forever, and the Company shall accept such grant, sale, conveyance, etc.

2.       ISSUANCE OF SHARES; ITEMS TO BE DELIVERED AT CLOSING

         2.1 ISSUANCE OF SHARES. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company agrees to issue, in consideration for the assets and property contributed by the respective parties pursuant to Section 1.1, Section 1.2 and Section 1.3 that number of Class B Shares, Class A Shares or Preferred Shares, as applicable, as follows:

         Name                 Number of Shares
         ----                 ----------------
         Titan                10,000,000 shares of Class B Common Stock
         Gene Ray             50,000 shares of Class A Common Stock
         TNP                  2,345,000 shares of Series A Preferred Stock

         2.2 CLOSING DATE. The issuance of the Class B Shares, Class A Shares and the Preferred Shares, the contribution of assets and property and the other transactions contemplated

                                     2.

hereunder (the "CLOSING") shall take place at the offices of Cooley Godward LLP at 4365 Executive Drive, Suite 1100, San Diego, California 92121 on December 13, 1999, or at such other time upon which the Contributors shall agree which shall in any event be no later than the date on which the transactions contemplated under the Stock Exchange and Stock Purchase Agreement are closed.

         2.3 DELIVERY OF CLASS B SHARES, CLASS A SHARES AND PREFERRED SHARES. At the Closing, the Company shall issue and deliver to each Contributor one or more certificates representing the Class B Shares, Class A Shares and Preferred Shares, as applicable, in consideration for the contribution of the assets and property set forth herein. Such certificate or certificates evidencing the Class B, Class A Shares and Preferred Shares shall be registered in the name of the applicable Contributor on the books and records of Company.

         2.4 CONDITION TO CLOSING. The obligations of the parties to contribute assets or issue shares and to take any other actions required to be taken by the parties hereto shall be subject to the closing of the transactions contemplated under the Stock Exchange and Stock Purchase Agreement.

         2.5      ITEMS TO BE DELIVERED AT THE CLOSING.

                           (a) INVESTOR RIGHTS AGREEMENT. The Company, Titan
and the shareholders of Assist shall deliver a fully executed Investor Rights Agreement.

                           (b) TITAN ASSETS. Titan shall deliver the assets
listed on Exhibit A hereto as well as an Assignment and Assumption Agreement evidencing the transfer of such assets. Each stock certificate shall be duly endorsed or shall be accompanied by an executed stock power in favor of the Company.

                           (c) GENE RAY ASSETS. Gene Ray shall deliver the
assets listed on Exhibit B hereto. Each stock certificate shall be duly endorsed or shall be accompanied by an executed stock power in favor of the Company.

                           (d) TNP ASSETS. TNP shall deliver the assets
listed on Exhibit C hereto. Each stock certificate shall be duly endorsed or shall be accompanied by an executed stock power in favor of the Company.

                           (e) CERTIFIED COPY OF THE CERTIFICATE OF
INCORPORATION OF THE COMPANY. The Company shall deliver a certified copy of the Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware.

3. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE CONTRIBUTORS. Each of the Contributors hereby represents, warrants, and covenants to the Company as follows:

         3.1      REQUISITE POWER AND AUTHORITY.

                                     3.

                  (a) Contributor has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on Contributor's part required for the lawful execution and delivery of this Agreement has been or will be taken prior to the Closing. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Contributor, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) general principles of equity that restrict the availability of equitable remedies.

                  (b) TNP represents that it has obtained all necessary consents and/or approvals of the limited partners of TNP to enter into this Agreement and the Related Agreements and to perform its obligations set forth hereunder and thereunder.

         3.2 INVESTMENT REPRESENTATIONS. Contributor understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Contributor also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Contributor's representations contained in this Agreement. Each Contributor hereby further represents and warrants as follows:

                  (a) CONTRIBUTOR BEARS ECONOMIC RISK. Contributor has substantial experience in evaluating and investing in private transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Contributor must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Contributor understands that the Company has no present intention of registering the Shares or any shares of the Company's Common Stock. Contributor also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Contributor to transfer all or any portion of the Shares under the circumstances in the amounts or at the times Contributor might propose.

                  (b) ACQUISITION FOR OWN ACCOUNT. Contributor is acquiring the Shares for Contributor's own account for investment only, and not with a view towards their distribution within the meaning of the Securities Act and the California Corporate Securities Law of 1968, as amended.

                  (c) CONTRIBUTOR CAN PROTECT ITS INTEREST. Contributor represents that by reason of Contributor's business or financial experience, Contributor has the capacity to protect Contributor's own interests in connection with the transactions contemplated in this Agreement.

                  (d) COMPANY INFORMATION. Contributor has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Contributor has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms of this transaction.

                                     4.

                  (e) RULE 144. Contributor acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Contributor has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private transaction subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 promulgated under the Securities Act and the number of shares being sold during any three-month period not exceeding specified limitations.

                  (f) RESIDENCE. Contributor resides or has a principal place of business in the state of California.

4. REPRESENTATION, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents, warrants, and covenants to the Contributors as follows:

         4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue, sell and deliver the Class B Shares, Class A shares and the Preferred Shares as the case may be, and to carry out the provisions of this Agreement.

         4.2 CAPITALIZATION. The authorized capital stock of the Company, as of the date hereof and immediately prior to the Closing, will consist of 150,000,000 shares of Common Stock, of which 100,000,000 shall be designated Class A Common Stock, none of which are issued and outstanding, and 50,000,000 of which are designated Class B Common Stock, none of which are issued or outstanding, and 17,345,000 shares of Preferred Stock, of which 2,345,000 shall be designated Series A Preferred Stock, none of which are issued or outstanding. The Company has reserved 2,450,000 shares of its Class A Common Stock for issuance under its 1997 Stock Option Plan. The rights, preferences, privileges and restrictions of the Company's Class A Common Stock, Class B Common Stock and Series A Preferred Stock are as stated in the Company's Certificate of Incorporation. As of the Closing Date, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities or which are convertible into or exercisable for securities of the Company other than options to purchase Class A Common Stock of the Company outstanding and granted under its 1997 Stock Option Plan and warrants to purchase 493,800 shares of Class A Common Stock. As of the Closing Date, the Class A Shares, the Class B Shares and the Preferred Shares shall be validly issued, fully paid and nonassessable, and are free of any restrictions, limits, claims, liens or other encumbrances; provided, however, that the Class A Shares, the Class B Shares and the Preferred Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

                                     5.

         4.3 AUTHORIZATION; BINDING OBLIGATIONS. The Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) general principles of equity that restrict the availability of equitable remedies. The sale of the Class B Shares, the Class A Shares and the Preferred Shares is not subject to any preemptive or similar rights or rights of first refusal that have not been properly waived or complied with.

         4.4 OFFERING VALID. Assuming the accuracy of the representations and warranties of each of the Contributors contained in
Section 3 hereof, the offer, sale and issuance of the Class B Shares, the Class A Shares and the Preferred Shares, as applicable, will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

5.       OPTION PLAN AMENDMENTS.

         5.1 Effective as of the Closing, Cayenta Operating Company's 1997 Stock Option Plan (the "PLAN") shall be assumed by the Company and amended to provide that 2,450,000 shares of Class A Common Stock are reserved for issuance thereunder.

         5.2 Effective as of the Closing, each outstanding option agreement to purchase Common Stock of Cayenta Operating Company issued under the Plan shall be amended to become an option to purchase Class A Common Stock of the Company pursuant to Section 11(a) of the Plan.

6. EMPLOYEES. Effective as of the Closing, all employees of the Information Technologies Division of Titan shall become employees of the Company.

7.       MISCELLANEOUS.

         7.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

         7.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by each Contributor and the closing of the transactions contemplated hereby.

         7.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Class B Shares, Class A Shares or Preferred Shares, as the case may be, from time to time.

                                     6.

         7.4 ENTIRE AGREEMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         7.5 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the parties intend that (a) in lieu of such provision there be added as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable and (b) the validity, legality and enforceability of the remaining provisions, or any subsequent applications thereof, shall not in any way be affected or impaired thereby.

         7.6      AMENDMENT AND WAIVER.

                  (a) This Agreement may be amended or modified only upon the written consent of the Company and each Contributor.

                  (b) The rights of each Contributor may be waived only with the written consent of the Company and each Contributor.

         7.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

         7.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or
(d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Contributors at the respective addresses set forth below or at such other address as Contributor may designate by ten
(10) days advance written notice to the other party hereto:

         Addresses for Notices:

         If to the Company:
         Cayenta.com
         225 Broadway, Suite 1500
         San Diego, CA  92101
         Attn:  David Porreca

                                     7.

         Phone:  (619) 228-2100
         Fax:

         If to Titan:
         The Titan Corporation
         3033 Science Park Road
         San Diego, CA  92121-1199
         Attn:
         Fax:  (858) 552-9651

         If to Gene Ray:
         c/o The Titan Corporation
         The Titan Corporation
         3033 Science Park Road
         San Diego, CA  92121-1199
         Attn:  Gene Ray
         Fax:  (858) 552-9651

         If to TNP:
         c/o Cayenta.com
         225 Broadway, Suite 1500
         San Diego, CA  92101
         Attn:  David Porreca
         Phone:  (619) 228-2100
         Fax:

         7.9 EXPENSES. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

         7.10 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         7.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         7.12 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.12 being untrue.

         7.13 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

                                     8.

         7.14 PUBLIC DISCLOSURE. Unless otherwise required by law or by obligations pursuant to any listing agreement or rules of any securities exchange (in which case the disclosing party shall employ reasonable best efforts to provide the other parties hereto with as much notice as possible with respect to the contemplated disclosure and the content of the disclosure) or as otherwise contemplated by or to enforce this Agreement, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement and the other transactions contemplated by this Agreement without the prior consultation and consent of the other parties.

         7.15 LEGEND. Each certificate representing shares issued under this Agreement shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

                      THE SECURITIES REPRESENTED HEREBY HAVE NOT
                      BEEN REGISTERED UNDER THE SECURITIES ACT OF
                      1933 (THE "ACT") AND MAY NOT BE OFFERED,
                      SOLD OR OTHERWISE TRANSFERRED, ASSIGNED,
                      PLEDGED OR HYPOTHECATED UNLESS AND UNTIL
                      REGISTERED UNDER THE ACT OR UNLESS THE
                      COMPANY HAS RECEIVED AN OPINION OF COUNSEL
                      SATISFACTORY TO THE COMPANY AND ITS COUNSEL
                      THAT SUCH REGISTRATION IS NOT REQUIRED.



                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]



                                     9.

       IN WITNESS WHEREOF, the parties hereto have executed this CONTRIBUTION AGREEMENT as of the date set forth in the first paragraph hereof.



CONTRIBUTORS:


THE TITAN CORPORATION

By:_________________________

Name:_______________________

Title:______________________


TRANSNATIONAL PARTNERS II, LLC
a California Limited Liability Company

By:_________________________

Name:_______________________

Title:  GENERAL PARTNER
      ______________________




Name:_______________________
            Gene Ray



COMPANY:

CAYENTA.COM, INC.

By:_________________________

Name:_______________________

Title:______________________



                 SIGNATURE PAGE TO CONTRIBUTION AGREEMENT

                                    EXHIBIT A

                           ASSETS CONTRIBUTED BY TITAN


A.       ASSETS

         1.       10,000,000 shares of Common Stock of Cayenta.com Inc.

         2. All of the assets of the Information Technologies Division of Titan headquartered in Reston, Virginia, excluding the excluded assets as set forth on Annex I hereto.

         3. The fixed assets of the Client Server Division as set forth on Annex II hereto.

         4. $7,000,000 in cash to be delivered by check or wire transfer in immediately available funds.

B.       LIABILITIES.

         1. The liabilities of the Information Technologies Division, excluding the obligations and liabilities under any excluded assets and Excluded Liabilities as set forth on Annex 1.

                                     ANNEX I


ASSETS:

         The assets of the Information Technologies Division of Titan shall mean and include: (a) all of the properties, rights, interests and other tangible and intangible assets of Titan's Information Technologies Division (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles); PROVIDED, HOWEVER, that such assets shall not include any Excluded Assets (as defined below). Without limiting the generality of the foregoing, the Assets shall include:

                           (1) all inventories and work-in-progress;

                           (2) unbilled accounts receivable in total book value of $1,052,094 under FAA Contract F049 as set forth on the attached detail;

                           (3) all equipment, materials, prototypes, tools, supplies, vehicles, furniture, fixtures, improvements and other tangible assets;

                           (4) all advertising and promotional materials;

                           (5) all proprietary assets, intellectual property, general intangibles, and goodwill;

                           (6) all governmental authorizations to the extent transferable;

                           (7) all claims (including claims for past infringement of proprietary assets or intellectual property) and causes of action against other persons (regardless of whether or not such claims and causes of action have been asserted), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery (regardless of whether such rights are currently exercisable);

                           (8) all contracts; provided, however that to the extent any contract for which assignment is provided for herein is not assignable pursuant to such contract without the written consent of another party or requires novation, if assigned, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. To the extent a contract is not assigned pursuant to this provision, Titan shall cooperate with the Company and shall use its commercial best efforts in any reasonable arrangement to provide the Company the economic and other benefits intended to be assigned to the Company under the relevant contract; and

                           (9) all books, records, files and data.

EXCLUDED ASSETS:

The Excluded Assets shall mean and include:

                           (1) all accounts receivable related to Titan's Information Technologies Division not set forth above; and

                           (2) the following contract: FAA Contract F049.

; provided, however, that Titan shall cooperate with the Company and shall use its commercial best efforts in any reasonable arrangement to provide the Company the economic or other benefits received under the contracts set forth in this subpart.

EXCLUDED LIABILITIES:

The Excluded Liabilities shall mean and include:

                           (1) Any and all intercompany and interdivisional payables between the Information Technologies Division and Titan or any affiliate of Titan.

                                    EXHIBIT B

                         ASSETS CONTRIBUTED BY GENE RAY


1.       50,000 shares of Common Stock of Cayenta.com Operating Company.

                                    EXHIBIT C

                  ASSETS CONTRIBUTED BY TRANSNATIONAL PARTNERS


1.       2,345,000 shares of Series A Preferred Stock of Cayenta.com Operating
         Company.

                                    EXHIBIT D

                      FORM OF CERTIFICATE OF INCORPORATION

                                CAYENTA.COM, INC.


                                SECTION 351 PLAN


         CAYENTA.COM, INC., a Delaware corporation (the "Company"), hereby adopts the following plan under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code") for the purpose of completing the initial capitalization of the Company through the simultaneous closing of transactions intended as a single transaction under Section 351.

         The Company is a party to that certain Stock Exchange and Stock Purchase Agreement, dated as of December 7, 1999, with Cayenta Operating Company, a Delaware corporation ("Cayenta Sub"), The Titan Corporation, a Delaware corporation ("Titan"), Assist Cornerstone Technologies, Inc., a Utah corporation ("Assist"), and certain shareholders of Assist (the "Selling Shareholders") pursuant to which the Company has agreed to exchange 516,458 shares of Class A Common Stock of the Company for 2,015,838 shares of Assist held by the Selling Shareholders and Cayenta Sub has agreed to purchase 7,707,617 shares of Assist from the Selling Shareholders for cash.

         The Company also has entered into a Contribution Agreement, dated December 7, 1999, between the Company, Titan, Gene Ray, an individual, and Transnational Partners, a limited partnership ("TNP") relating to Titan's, Gene Ray's and TNP's contribution of certain assets to the Company in exchange for certain capital stock of the Company.

          The Company intends for each of these contributions or purchases to occur simultaneously in a single transaction exempt under Section 351 of the Code (the "Section 351 Transaction."). The Section 351 Transaction will result in the transfers of property or cash to the Company in exchange for the stock, cash and other rights as set forth on Exhibit A hereto.

                                    EXHIBIT A


------------------------------------- ----------------------------------------- --------------------------------------
NAME OF TRANSFEROR                    PROPERTY CONTRIBUTED TO COMPANY           PROPERTY RECEIVED FROM COMPANY IN
                                                                                EXCHANGE
------------------------------------- ----------------------------------------- --------------------------------------
                                      10,000,000 shares of Common Stock of      10,000,000 shares of Class B Common
TITAN                                 Cayenta.com, Inc.                         Stock of Cayenta.com, Inc.

                                      Certain assets of the information
                                      technology division of Titan.

                                      The fixed assets of the client server
                                      division of Titan

------------------------------------- ----------------------------------------- --------------------------------------
GENE RAY                              50,000 shares of Common Stock of          50,000 shares of Class A Common
                                      Cayenta.com, Inc.                         Stock of Cayenta.com, Inc.

------------------------------------- ----------------------------------------- --------------------------------------
TRANSNATIONAL PARTNERS II, LLC        2,345,000 shares of Series A Preferred    2,345,000 shares of Series A
                                      Stock of Cayenta.com, Inc.                Preferred Stock of Cayenta.com, Inc.

------------------------------------- ----------------------------------------- --------------------------------------
SELLING SHAREHOLDERS                  2,015,838 shares of Common Stock of       516,458 shares of Class A Common
OF ASSIST                             Assist                                    Stock of Cayenta.com, Inc.
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